Exhibit 10.25
Rio Vista GP LLC
Indemnification Agreement
This Indemnification Agreement (this “Agreement”) is executed on March ___, 2007, with an effective date of January 1, 2007 (the “Effective Date”), by and between Rio Vista GP LLC, a Delaware limited liability company (the “Company”), and                                         , an individual residing in the State of                      (“Indemnitee“).
Indemnitee is an officer or manager of the Company or an affiliate of the Company.
The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the increases in the cost of such insurance, and the general limitations in the coverage of such insurance.
The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and managers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee may not be willing to serve or continue to serve as a manager or officer of the Company without additional protection.
The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and managers of the Company and to indemnify its officers and managers so as to provide them with the maximum protection permitted by law.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:
Section 1. Indemnification.
1.1 Third Party Proceedings. The Company shall indemnify Indemnitee if he is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a manager or officer of the Company, by reason of any action or inaction on the part of Indemnitee while a manager or officer of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, manager, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

1.2 Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a manager or officer of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or manager or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, manager, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made pursuant to this Section 1.2 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company, by the Court of Chancery of the State of Delaware or other court in which such action or suit was brought, unless and only to the extent that such court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.
1.3 Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1.1 and 1.2 or the defense of any claim, issue, or matter in Section 1.1 or 1.2, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with such defense.
1.4 Limited Liability Company Agreement. This Agreement is intended to implement the provisions of Article 12 (Indemnification) of the Company’s limited liability company agreement in effect as of the date hereof. Pursuant to such Article 12, if the liability, loss, damage or claim arises out of any action or inaction of the Indemnitee, indemnification under this Agreement shall be available only if (a) either (i) the Indemnitee, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company, and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the Indemnitee or a breach of the Company’s limited liability company agreement; and provided, further, that indemnification shall be recoverable only from the assets of the Company and not from any assets of the Company’s members. THE FOREGOING INDEMNITY IS INTENDED TO INDEMNIFY THE INDEMNITEE FOR HIS OWN ACTS OF NEGLIGENCE AND SHALL APPLY IRRESPECTIVE OF ANY CLAIM OF CONCURRENT OR CONTRIBUTORY NEGLIGENCE ON THE PART OF THE INDEMNITEE.
1.5 Determination That Indemnification Is Proper. Any indemnification under this Agreement shall (unless otherwise ordered by a court) be made by the Company unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standards of conduct set forth in Section 1.1 or 1.2, as applicable, and Section 1.4 above. Any such determination shall be made (i) by a majority vote of the managers who are not parties to the action, suit or proceeding in question (“disinterested managers”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested managers designated by majority vote of disinterested managers, even if less than a quorum, (iii) by a majority vote of a quorum of the members of the Company, which quorum shall consist of members who are not at that time parties to the action, suit or proceeding in question, (iv) by independent legal counsel, or (v) by the Court of Chancery of the State of Delaware or other court of competent jurisdiction. Upon submission to the Company of a written request for indemnification, Indemnitee shall be entitled to a rebuttable presumption that he has met the applicable standard of conduct for indemnification set forth in this Section 1. The Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. If the Company contests the right of Indemnitee to indemnification, the Company shall furnish to Indemnitee a statement of reasons underlying the Company’s position within sixty (60) days following receipt of a written request for indemnification. If the Company fails to respond to a written request for indemnification within such 60-day period, Indemnitee may thereafter submit to the Company a second written request for indemnification. If the Company fails to respond to such second request within an additional period of thirty (30) days, the Company shall thereafter be deemed to have waived its right to contest the right of Indemnitee to indemnification under this Agreement. Nothing contained in this Agreement shall limit the ability of the Court of Chancery of the State of Delaware or other court of competent jurisdiction to determine that Indemnitee has or has not met the applicable standard of conduct for indemnification.
1.6 Amendments to the Delaware Limited Liability Company Act or Limited Liability Company Agreement. This Agreement is intended to provide indemnity to Indemnitee to the fullest extent allowed under Delaware law and the Company’s limited liability company agreement. Accordingly, to the extent permitted by law, if the Limited Liability Company Act of the State of Delaware or the Company’s limited liability company agreement permits greater indemnity than the indemnity set forth herein, or if any amendment is made to the Limited Liability Company Act of the State of Delaware or the Company’s limited liability company agreement expanding the indemnity permissible under law or such agreement, the indemnity obligations of the Company contained herein shall automatically be expanded, without the necessity of action on the part of any party, to the extent necessary to provide to Indemnitee the fullest indemnity permissible under law or such agreement.
Section 2. Expenses: Indemnification Procedure.
2.1 Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee, and, to the fullest extent permitted by law, amounts paid in settlement by Indemnitee, in connection with the investigation, defense, settlement, or appeal of any civil or criminal action, suit, or proceeding referenced in Section 1.1 or 1.2 of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.
2.2 Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification shall or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement, or such other address as the Company shall designate in writing to Indemnitee. Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
2.3 Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than 60 days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s certificate of formation or limited liability company agreement providing for indemnification, is not paid in full by the Company within 60 days after a written request for payment of such claim has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 10 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law and this Agreement for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2.1 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Managers, any committee or subgroup of the Board of Managers, independent legal counsel, or its members) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Managers, any committee or subgroup of the Board of Managers, independent legal counsel, or its members) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
2.4 Insurance; Subrogation. The Company may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Company as a manager or officer of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Company has such insurance in effect at the time of the receipt of a notice of a claim pursuant to Section 2.2 of this Agreement, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event of any payment by the Company on behalf of Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all documents required and take all action necessary to secure the Company’s subrogation rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy.
2.5 Selection of Counsel. In the event the Company shall be obligated under Section 2.1 of this Agreement to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (whose approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided, however, that (i) Indemnitee shall at all times have the right to employ his own counsel in any such proceeding at Indemnitee’s sole expense, (ii) if the Company has not, in fact, employed counsel to assume the defense of such proceeding, or if the Company has authorized in writing the employment of counsel by Indemnitee, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company, and (iii) if counsel to the Company or Indemnitee shall have reasonably concluded that there is a substantial likelihood of a conflict of interest or position between the Company and Indemnitee in the conduct of any such defense, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

Section 3. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s certificate of formation or limited liability company agreement or the Limited Liability Company act of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.
Section 4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal, or settlement of any civil or criminal action, suit, or proceeding, but not, however, for the total amount of any such expenses, judgments, fines, or penalties, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, or penalties to which Indemnitee is entitled.
Section 5. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its managers or officers under this Agreement or otherwise, in which event, notwithstanding any other provisions of this Agreement to the contrary, the indemnification provided by this Agreement shall be limited to such extent as is necessary to comply with applicable Federal law or public policy. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Indemnitee understands and acknowledges that in the event the Company undertakes a public offering of its securities pursuant to a registration with the SEC, the Company may be required to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
Section 6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 6. If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
Section 7. Exceptions. Any other provision in this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
7.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Managers finds it to be appropriate;
7.2 Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

7.3 Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;
7.4 Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;
7.5 Contract Claims. To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of nondisclosure, employment, consulting or similar agreements to which the Indemnitee may be a party (excluding this Agreement) with the Company or any affiliate of the Company.
Section 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
Section 9. Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall be binding upon and inure to the benefit of Indemnitee and his estate, heirs and legal representatives.
Section 10. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
Section 11. Notice. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given on the third business day after the date postmarked, if delivered by domestic certified or registered mail with postage prepaid, or, if delivered by other means, on the date actual notice is received. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
Section 12. Consent To Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be brought in any court of competent jurisdiction in the State of Delaware.
Section 13. Choice Of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND ITS PROVISIONS CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

Section 14. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 16. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties to this Indemnification Agreement have executed this Agreement as of the date first written above.

Rio Vista GP LLC	Indemnitee

By:

Print Name:	Print Name:

Title:

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